UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Citigroup Inc.
(Exact name of registrant as specified in its charter)

Delaware	52-1568099
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

399 Park Avenue
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
C-Tracks Exchange-Traded Notes Based on the Performance of the Miller/Howard MLP Fundamental Index Due September 28, 2023	NYSE Arca

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Registration No. 333-172562

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Citigroup Inc. (the “Registrant”) registers hereunder its C-Tracks Exchange-Traded Notes Based on the Performance of the Miller/Howard MLP Fundamental Index Due September 28, 2023.  For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 9 through 33 of the Registrants’ prospectus dated May 12, 2011 (Registration No. 33-172562), as supplemented by the information under the heading “Description of the Notes” on pages S-5 through S-21 of the Registrants’ prospectus supplement dated December 20, 2012 and the information under the headings “Risk Factors Relating to the C-Tracks,” “Valuation of the C-Tracks” and “Description of the C-Tracks” on pages PS-1 through PS-12, PS-29 through PS-31 and PS-32 through PS-41, respectively, of the Registrants’ related pricing supplement dated September 25, 2013, which information is incorporated herein by reference and made part of this registration statement in its entirety.

The outstanding principal amount of the securities registered hereby may be increased from time to time in the future due to further issuances of securities of the series having substantially the same terms. If any such additional securities are issued, a pricing supplement relating to those securities will be filed with the Securities and Exchange Commission and will be incorporated herein by reference. The securities registered hereby are, and any additional securities registered hereby in the future will be, all part of a single series as described in the documents referenced above.

Item 2.  Exhibits.

4.1      Prospectus dated May 12, 2011, incorporated by reference to the Registrants’ registration statement on Form S-3 (Registration No. 33-172562) (the “Registration Statement”).

4.2      Prospectus Supplement dated December 20, 2012, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated December 20, 2012.

4.3      Pricing Supplement dated September 25, 2013, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated September 25, 2013.

4.4      Senior Debt Indenture dated as of March 15, 1987 between the Registrant and The Bank of New York Mellon, formerly known as The Bank of New York, as trustee, as supplemented on December 15, 1988, January 31, 1991, December 9, 1992, November 2, 1998, December 9, 2008, and December 20, 2012 and incorporated by reference to the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereto duly authorized.

Citigroup Inc.
(Registrant)

By:	/s/ James P. McFadden
Name: James McFadden Title: SVP

Date: September 25, 2013

INDEX TO EXHIBITS

Exhibit No.	Exhibit

4.1	Prospectus dated May 12, 2011, incorporated by reference to the Registration Statement

4.2	Prospectus Supplement dated December 20, 2012, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated December 20, 2012

4.3	Pricing Supplement dated September 25, 2013, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated September 25, 2013.

4.4
Senior Debt Indenture dated as of March 15, 1987 between the Registrant and The Bank of New York Mellon, formerly known as The Bank of New York, as trustee, as supplemented on December 15, 1988, January 31, 1991, December 9, 1992, November 2, 1998, December 9, 2008, and December 20, 2012 and incorporated by reference to the Registration Statement.